THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO PALTAR NATION LIMITED PARTNERSHIP THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

SECURED CONVERTIBLE PROMISSORY NOTE

USD$584,000

Dated: October 14, 2015
Effective: August 4, 2015
  Denver, Colorado

For value received, PALTAR NATION LIMITED PARTNERSHIP, a Delaware limited partnership (the “Partnership”), promises to pay to David N. Siegel Family Trust 2015 (the “Holder”), the principal sum of Five Hundred Eighty-Four Thousand Dollars (USD$584,000). Interest shall accrue from the date of this Secured Convertible Promissory Note (this “Note”) on the unpaid principal amount hereunder at a rate equal to 10.00% per annum; provided, that on and after the Maturity Date (as defined below) or an Event of Default (as defined below), interest shall accrue from and after such date on the unpaid principal and all accrued but unpaid interest of this Note at a rate equal to 15.00% per annum.  This Note is one of a number of promissory notes (collectively, the “Notes”) issued under that certain Secured Convertible Note Purchase Agreement initially dated as of August 4, 2015, by and among the Partnership and the Purchasers listed on the signature pages thereto (the “Purchase Agreement”).  This Note is subject to the following terms and conditions:

1.

Maturity.  Unless converted as provided herein, all principal and any accrued but unpaid interest under this Note shall be due and payable on August 4, 2016 (the “Maturity Date”).  Subject to Section  below, interest shall accrue on this Note and shall be due and payable in full on the Maturity Date.  Notwithstanding the foregoing, the entire unpaid principal sum of this Note, together with accrued and unpaid interest thereon, shall become immediately due and payable upon a material breach by (a) the Partnership of this Note, another Note or the Purchase Agreement, or (b) Wotan Group Limited, an Australian limited company (ACN 14998651), of the Pledge Agreement (as defined below), in each case that is not cured within thirty (30) days of such breach (an “Event of Default”).

2.

Conversion.

(a)

Qualified Financing.  Upon a sale of the Partnership’s limited partnership interests (“Interests”) in a single transaction or a series of related transactions yielding gross cash proceeds to the Partnership of at least $20,000,000 (including without limitation, this Note and any other Notes issued under the Purchase Agreement) on or before the Maturity Date (a “Qualified Financing”), the principal and any accrued but unpaid interest under this Note shall automatically be converted into Interests upon the terms set forth in Section  below.

(b)

Terms of Conversion.  The Interests to be issued to the Holder upon a conversion pursuant to Section  shall be equal to the quotient obtained by dividing (i) the entire principal amount of this Note plus any accrued but unpaid interest under this Note by (ii) 80.00% of the per-Interest price of the Interests sold to persons other than holders of Notes in a Qualified Financing.  The issuance of such Interests upon such conversion shall be substantially upon the same terms and subject to the same conditions applicable to the Qualified Financing and the Partnership’s limited partnership agreement and other documents governing such Qualified Financing.  Upon such conversion of this Note, the Partnership and the Holder hereby agree to execute and deliver to each other all transaction documents related to the Qualified Financing necessary to effect the issuance of the Interests to the Holder.

3.

Conversion Procedure.

(a)

Conversion.  If this Note is converted pursuant to Section , the Partnership shall give written notice to the Holder, notifying the Holder of the conversion to be effected, the applicable conversion price, the amount of principal and any accrued but unpaid interest to be converted, the Interests to be issued, the date on which such conversion is expected to occur and a request for such Holder to physically surrender this Note to the Partnership.  Upon receipt of such notice, the Holder shall surrender this Note at the Partnership’s principal executive office, or, if this Note has been lost, stolen, destroyed or mutilated, then, in the case of loss, theft or destruction, the Holder shall deliver an indemnity agreement reasonably satisfactory in form and substance to the Partnership or, in the case of mutilation, the Holder shall surrender and cancel this Note.  Such conversion shall be deemed to have been made in connection with the closing of the Qualified Financing, and on and after such date the person entitled to receive the Interests issuable upon such conversion shall be treated for all purposes as the record holder of such Interests.

(b)

Same Rights.  Upon conversion of this Note into Interests, the Partnership shall ensure that the Holder is given the same rights with respect to such Interests as those granted to the similarly situated purchasers of Interests in the Qualified Financing.

1.

Payment; Prepayment.  All payments hereunder shall be made in lawful money of the United States of America at the Holder’s address on the signature page attached hereto or at such other place as the Holder hereof may from time to time designate in writing to the Partnership.  The Partnership may prepay this Note at any time without penalty by providing all holders of the Notes written notice of the Partnership’s intent to prepay the Notes, but prepayment shall not occur without the prior written consent of the holders of a majority of the aggregate outstanding principal amounts owed under all of the Notes. Such prepayment shall be made on a pro rata basis based on the respective aggregate outstanding amount of each Note to be prepaid.

2.

Security.  The Holder’s rights under this Note are secured by the “Pledged Securities”, as defined in the Pledge Agreement, dated as of August 4, 2015, executed by Wotan Group Limited, an Australian limited company, in favor of the Secured Parties (as defined therein) listed on the signature pages thereto (including the Holder hereunder) (the “Pledge Agreement”).

3.

Transfer; Successors and Assigns.  The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the Partnership and the Holder.  Notwithstanding the foregoing, the Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Partnership.  Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note (or an indemnity agreement if the Note is lost, stolen or destroyed) for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Partnership.  Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee.  Interest and principal are payable only to the registered holder of this Note.  The Partnership cannot assign this Note or its obligations or rights hereunder without the approval of the Holder.

4.

Governing Law.  This Note and all acts and transactions pursuant hereto and the rights and obligations of the Partnership and the Holder shall be governed, construed and interpreted in accordance with the laws of the state of Delaware, without giving effect to principles of conflicts of law.

5.

Notices.  All notices and other communications given or made pursuant to this Note shall be in writing and shall be deemed effectively given upon: (a) personal delivery to the party to be notified, (b) when sent, if received by electronic mail or facsimile during normal business hours of the recipient, and if not received during normal business hours, then on the recipient’s next business day, (c) five (5) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) three (3) business days after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at their address as set forth on the signature pages to the Purchase Agreement, or as subsequently modified by written notice.

6.

Amendments and Waivers.  Any term of this Note may be amended only with the written consent of the Partnership and the holders of a majority of the aggregate outstanding principal amount owed under all of the Notes; provided, that the following terms cannot be amended without the consent of the holder of this Note: a reduction in the interest rate, accrued interest or principal amount owed on this Note or the convertibility price and/or discount of this Note.

7.

Entire Agreement.  This Note, any Confidentiality Agreement between the Partnership and a Purchaser, the Purchase Agreement, the Pledge Agreement and the documents referred to herein and therein, constitute the entire agreement between the Partnership and the Holder pertaining to the subject matter hereof and thereof, and any and all other written or oral agreements existing between the Partnership and the Holder are expressly canceled.

8.

Interest Rate Limitation.  Notwithstanding anything to the contrary contained in this Note or the Purchase Agreement (the “Loan Documents”), the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”).  If the Holder shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal remaining owed under this Note or, if it exceeds such unpaid principal, refunded to the Partnership.  In determining whether the interest contracted for, charged, or received by the Holder exceeds the Maximum Rate, the Holder may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of this Note.

9.

Loss of Note.  Upon receipt by the Partnership of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note and, in the case of loss, theft or destruction, delivery of an indemnity agreement reasonably satisfactory in form and substance to the Partnership or, in the case of mutilation, on surrender and cancellation of this Note, the Partnership shall execute and deliver, in lieu of this Note, a new Note executed in the same manner as this Note, in the same principal amount as the unpaid principal amount of this Note and dated the date to which interest shall have been paid on this Note or, if no interest shall have yet been so paid, dated the date of this Note.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Partnership has executed this Secured Convertible Promissory Note as of the date first set forth above.

THE PARTNERSHIP:

PALTAR NATION LIMITED PARTNERSHIP

By: /s/ Carmen J. Lotito

(Signature)

Name: Carmen J. Lotito

Title: Vice President

AGREED TO AND ACCEPTED:

/s/ David N. Siegel

David N. Siegel, Trustee

David N. Siegel Family Trust 2015

[Signature Page to Secured Convertible Promissory Note]